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                                                                    EXHIBIT 99.1

                                  DETACH HERE


                           ATMOS ENERGY CORPORATION

           Proxy Solicited on Behalf of the Board of Directors of
               the Company for Special Meeting, November 12, 1996
P
R
O
X         The undersigned hereby constitutes and appoints Dan Busbee, Robert F.
Y Stephens, and Charles K. Vaughan, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of ATMOS ENERGY CORPORATION ("Atmos"), to be held at the Doubletree Hotel at Lincoln Centre, 5410 LBJ Freeway, in Dallas, Texas, on November 12, 1996, and at any adjournments or postponements thereof, on all matters coming before said meeting.

          The Board of Directors unanimously recommends a vote for approval of the proposal to ratify and approve the Reorganization Agreement and approve the Plan of Merger and the Merger.

                                                                 -----------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
                                                                     SIDE
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  THIS IS YOUR PROXY.                                YOUR VOTE IS IMPORTANT.


                         [LOGO OF ATMOS APPEARS HERE]


Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.


                                  DETACH HERE

[X] Please mark votes as in this example.                                   ++
                                                                             +


This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, this proxy will be voted FOR approval of the proposal to ratify and approve the Reorganization Agreement and approve the Plan of Merger and the Merger.

1.  Proposal to ratify and approve the Agreement and Plan   FOR  AGAINST ABSTAIN
    of Reorganization dated July 19, 1996, as amended by    [ ]    [ ]     [ ]
    Amendment No. 1 to Agreement and Plan of Reorganization dated October 3, 1996 (the "Reorganization Agreement"), by and between Atmos and United Cities Gas Company, an Illinois and Virginia corporation ("United Cities"), and approve the Plan of Merger and the merger of United Cities with and into Atmos, with Atmos as the surviving corporation.
                                                          MARK HERE
                                                         FOR ADDRESS [ ]
                                                         CHANGE AND
                                                        NOTE AT LEFT


                                   Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.


Signature ________________ Date _______  Signature ________________ Date _______